                                 EXHIBIT 1





                     [S.D. SECURITIES, INC. LETTERHEAD]









                              March 12, 1996


James H. Kamo, Esq.
Corporate Secretary
CB Bancshares, Inc.
201 Merchant Street,
Suite 902
Honolulu, Hawaii 96813

Dear Mr. Kamo:

         I hereby nominate William M. Griffin as a candidate for the Board of Directors of CB Bancshares, Inc. Mr. Griffin has agreed to serve as a Director, if elected, and I enclose his letter expressing that agreement.

         I also enclose a copy of a brief summary of Mr. Griffin's background. He is obviously a highly qualified candidate to be a Member of the Board of Directors of CB Bancshares, Inc.

         I am making this nomination in my capacity as Chairman of the Board of S.D. Securities, Inc. which owns 52,878 shares of CB Bancshares, Inc. Mr. Griffin is the beneficial owner of 5,000 shares of CB Bancshares, Inc. through his partnership interest in Rita K. Hillman 2604.

         If you require any further information, please advise.

                                          Very truly yours,


                                          /s/ George D. Reycraft
                                          George D. Reycraft
Enclosures
BY FEDERAL EXPRESS
/jw

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                        [THE WMG COMPANY LETTERHEAD]















March 5, 1996



Mr. James H. Kamo, Esq.
Corporate Secretary
CB Bancshares, Inc.
201 Merchant Street, Suite 902
Honolulu, Hawaii  96813

Dear Mr. Kamo:

This is to confirm that I agree to serve as a director of CB Bancshares, Inc. if elected by the shareholders at the next annual meeting.

Sincerely,



/s/ William M. Griffin
William M. Griffin
Chairman

cad

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                        William M. Griffin, Chairman
                              The WMG Company
                        One State Street, Suite 1740
                        Hartford, Connecticut 06103
                               (860) 527-1687



         Mr. Griffin, who is Chairman of The WMG Company, organized the business in 1986 for the purpose of managing the funds of certain limited partnerships which specialize in the ownership of shares of regional banks and thrift institutions.



         Prior to 1986, Mr. Griffin was Executive Vice President of

Hartford Fire Insurance Company and Chairman of its Finance Committee.  Mr.

Griffin continued as a Director of the Hartford Fire Insurance Company

until March 1991.  Mr. Griffin was a Director of Shawmut National

Corporation from 1988 through April 1992.  Preceding the Shawmut merger,

Mr. Griffin was a Director of Hartford National Corporation.  Mr. Griffin

is a Director of Texas Utilities Company and Gradient Lens Corporation.

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                     [S.D. SECURITIES, INC. LETTERHEAD]















                              March 12, 1996


James H. Kamo, Esq.
Corporate Secretary
CB Bancshares, Inc.
201 Merchant Street,
Suite 902
Honolulu, Hawaii 96813

Dear Mr. Kamo:

         I hereby nominate H. Clifton Whiteman as a candidate for the Board of Directors of CB Bancshares, Inc. Mr. Whiteman has agreed to serve as a Director, if elected, and I enclose his letter expressing that agreement.

         I also enclose a copy of a brief summary of Mr. Whiteman's background. He is obviously a highly qualified candidate to be a Member of the Board of Directors of CB Bancshares, Inc.

         I am making this nomination in my capacity as Chairman of the Board of S.D. Securities, Inc. which owns 52,878 shares of CB Bancshares, Inc. Mr. Whiteman owns 1,500 shares of CB Bancshares, Inc.

         If you require any further information, please advise.

                                          Very truly yours,


                                          /s/ George D. Reycraft
                                          George D. Reycraft
Enclosures
BY FEDERAL EXPRESS
/jw


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                              March 4, 1996



Mr. James H. Kamo, Esq.
Corporate Secretary
CB Bancshares, Inc.
201 Merchant Street
Suite #902
Honolulu, HI  96813

Dear Mr. Kamo:

         This is to confirm that I agree to serve as a Director of CB Bancshares, Inc. if elected by the shareholders at the next annual meeting.

                                          Very truly yours,



                                          /s/ H. Clifton Whiteman
                                          H. Clifton Whiteman

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                              CURRICULUM VITAE

H. Clifton Whiteman                                    Home: (212) 758-6235
136 East 64th Street
New York, N.Y. 10021                                 Office: (212) 557-6200

Present Position

Retired Bank Executive, serving as Consultant and Director of several corporations:

    Director and Consultant, York Research Corporation, New York, since 1991

    Director and Consultant, Keene Corporation, New York, since 1991

    Director, Teltec Communications Corp., Westernville, N.Y., since 1995


Previous Positions

1982-89 Executive Vice President, The Bank of Tokyo Trust Company, and Senior Deputy General Manager, The Bank of Tokyo, Ltd., New York Agency, 100 Broadway, New York

1978-82 Senior Vice President and Manager, Worldwide Corporate Banking Division, The Irving Trust Company, One Wall Street, New York

1976-78 President and Trustee, The Bowery Savings Bank, 110 East 42nd Street, New York

1968-76  Senior Vice President - Finance and Director, Investors
         Diversified Services, Inc., Minneapolis, Minnesota

1951-68  Vice President, Morgan Guaranty Trust Company, 23 Wall Street, New
         York


Education

Mark Keppel High School, Alhambra, California
Dartmouth College, Hanover, New Hampshire, BA 1950
Amos Tuck School of Business Administration, Dartmouth, MBA 1951


Other Data

Married to Joan Coffin Whiteman since 1977
Member The Down Town Association and Piping Rock Club